MANAGEMENT CONSULTING AND TECHNOLOGY LICENSE AGREEMENT

THIS MANAGEMENT CONSULTING AND TECHNOLOGY LICENSE AGREEMENT (the “Agreement”) is executed on February 12, 2014 and is made effective as of December 1, 2013, by and between Adaptive Medias, Inc. ("Consultant" or “Licensor”), whose address is 16795 Von Karman Ave., Suite 240, Irvine, CA 92606, and ONESCREEN Inc. (“ONESCREEN”), whose address is 310 Commerce, Suite 200, Irvine, CA 92602.

WHEREAS, ONESCREEN is an advertising technology company offering publishers, producers, and advertisers a comprehensive platform to streamline the business of video;

WHEREAS, Consultant has valuable knowledge, relationships, experience, expertise, and intellectual property in the advertising technology industry including, mobile, video, and display advertising, ad serving, and content monetization;

WHEREAS, Ember, Inc., a wholly-owned subsidiary of Consultant, is a provider of ad serving and real-time bidding technology;

WHEREAS, ONESCREEN desires to engage Consultant, and Consultant desires to enter into a consulting and technology license agreement with ONESCREEN, to provide executive management and consulting services and to license certain intellectual property rights to ONESCREEN, including, without limitation, overseeing the day-to-day operations of the business, development of an in-house ad-serving solution, video content monetization, and all other operational duties related to ONESCREEN’s business; and

WHEREAS, Consultant has been performing services on ONESCREEN’s behalf in an informal capacity since December 1, 2013.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.	Relationship of the Parties. It is hereby expressly acknowledged and agreed by the parties that Consultant is an independent contractor and not an employee or agent of ONESCREEN. Consultant further acknowledges and agrees that it shall have no authority to bind ONESCREEN in any manner. This Agreement is strictly a business consulting agreement and shall not be construed as creating an employer/employee relationship, and neither party shall become bound by any representation, act, or omission of the other party which is contrary to the terms of this Agreement.

MANAGEMENT AND TECHNOLOGY LICENSE AGREEMENT	-1-

2.	Term of Agreement. The term of this Agreement shall be for an initial period of four (4) months, retroactively beginning as of December 1, 2013, and continuing through March 31, 2014, unless otherwise terminated as provided herein. The term of the Agreement may be automatically extended for individual one-month terms upon the mutual agreement of Consultant and ONESCREEN.

3.	Performance. During the term of this Agreement and in a professional and timely manner, Consultant shall assist and provide consulting services to ONESCREEN with respect to the Project Objectives (as defined below) and in accordance with the terms and provisions of this Agreement. Consultant shall make itself reasonably available to perform such consulting services at times mutually agreed upon during the term of this Agreement.

4.	Objectives. The parties have developed and agreed upon the overall objectives and certain project goals, tasks, and responsibilities of the parties as set forth on the attached APPENDIX “A” (the “Project Objectives”). The parties hereby acknowledge and agree that the Project Objectives shall be revised and amended from time to time as deemed necessary by the mutual agreement of the parties.

5.	Professional Conduct. During and after the term of this Agreement, Consultant agrees to maintain a professional manner and to avoid and refrain from any conduct which would tend to disparage ONESCREEN, its affiliates, shareholders, directors, officers, or employees, which might jeopardize or be prejudicial to any business, professional, or personal relationship of ONESCREEN, or any of the above-mentioned representatives, or which might damage the business, professional, or personal reputation of ONESCREEN, or any of the above-mentioned representatives. During and after the term of this Agreement, ONESCREEN agrees to maintain a professional manner and to avoid and refrain from any conduct which would tend to disparage Consultant, its affiliates, shareholders, directors, officers, or employees, which might jeopardize or be prejudicial to any business, professional, or personal relationship of Consultant, or any of the above-mentioned representatives, or which might damage the business, professional, or personal reputation of Consultant, or any of the above-mentioned representatives.

MANAGEMENT AND TECHNOLOGY LICENSE AGREEMENT	-2-

6.	License. Licensor hereby grants to ONESCREEN, a fully and freely revocable, worldwide, nonexclusive license during the term of this Agreement to use the Ember, Inc. technology platform in any way and to the fullest extent consistent with the terms of this Agreement.

7.	Confidentiality. Except as required by any applicable law, including, without limitation, United States federal and state securities laws, during the term of this Agreement, Consultant agrees to maintain the confidentiality of all proprietary and confidential information of ONESCREEN, including without limitation, trade secrets, business practices, policies, accounts, marketing strategies, pricing, books, records, contracts, reports, manuals, customer lists, computer software or programming, budgets and other financial information, or the like (the “Confidential Information”), obtained by it at any time before or during the term of this Agreement, and to use the Confidential Information solely in connection with the performance of its duties and obligations under this Agreement, unless such Confidential Information is independently disclosed into the public domain by a third party or pursuant to the enforcement of Consultant’s rights hereunder.

8.	Limited Liability. The parties acknowledge and agree that Consultant is not making any express or implied representation or warranty with respect to the success of the Project Objectives or Consultant’s services. Consultant shall not be liable to ONESCREEN or any of its affiliates, employees, stockholders, managers, members, or directors or to any third party who may claim any right due to any relationship with ONESCREEN for any damages, losses, claims, or liabilities whatsoever related to, arising out of, or resulting from, Consultant’s performance of the Project Objectives, or any acts or omissions in the performance of the consulting services performed by Consultant pursuant to this Agreement, unless such damages, losses, claims, or liabilities relate to, arise out of, or result from the willful misconduct or gross negligence of Consultant. CONSULTANT EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATED TO ANY BREACH OF THIS AGREEMENT OR THE PERFORMANCE OF CONSULTANT’S DUTIES HEREUNDER, INCLUDING BUT NOT LIMITED TO LOST PROFITS. ONESCREEN shall indemnify and hold Consultant free and harmless from all losses, damages, expenses, obligations, costs, claims, demands, and liabilities, including reasonable attorney's fees, related to, arising out of, or resulting from Consultant’s performance of the consulting services rendered hereunder or in any way connected with the rendering of such services or ONESCREEN’s breach of its obligations hereunder.

MANAGEMENT AND TECHNOLOGY LICENSE AGREEMENT	-3-

9.	Fees. ONESCREEN shall pay to Consultant eighty percent (80%) of all Net Revenue of ONESCREEN during the term of this Agreement, payable in monthly installments on or before January 31, 2014, February 28, 2014, March 31, 2014, and April 15, 2014 (and in the event of any extension of the term of this Agreement, on the last business day of any calendar month thereafter). “Net Revenues” shall mean gross revenues collected by ONESCREEN, less expenses related to (i) server infrastructure and hosting costs, (ii) traffic acquisition, and/or (iii) publisher revenue share.

10.	Expenses. ONESCREEN shall reimburse Consultant for all reasonable and necessary expenses incurred by Consultant in connection with the performance of the consulting services pursuant to this Agreement provided that Consultant submits all such expenses to ONESCREEN for pre-approval in writing.

11.	Personnel Support. ONESCREEN agrees to provide Consultant with all reasonable personnel support necessary (as mutually agreed upon by the parties) for the development and implementation of the Project Objectives.

MANAGEMENT AND TECHNOLOGY LICENSE AGREEMENT	-4-

12.	Termination.
(a)	In the event that Consultant materially breaches this Agreement, or fails to perform its duties and obligations hereunder and fails to cure such breach or perform such duties and/or obligations within a reasonable period of time, ONESCREEN may terminate this Agreement and its obligations hereunder upon ten (10) days written notice to Consultant.
(b)	If, during the term of this Agreement, Consultant shall fail to perform the duties and obligations under this Agreement on account of incapacity, and such incapacity shall continue for a period of more than two (2) weeks, then ONESCREEN may terminate this Agreement upon ten (10) days written notice to Consultant.
(c)	In the event that ONESCREEN materially breaches this Agreement, or fails to perform its duties and obligations hereunder and fails to cure such breach or perform such duties within a reasonable period of time, Consultant may terminate this Agreement and its obligations hereunder upon ten (10) days written notice to ONESCREEN. The failure by ONESCREEN to pay in full when due any and all amounts owed to Consultant in accordance with the terms of this Agreement shall constitute a material breach.
(d)	In the event that Consultant is terminated, Consultant shall retain Compensation as described in Paragraph (8) and shall be reimbursed for any expenses to date described in Paragraph (9).

13.	Notices. All notices or other documents under this Agreement shall be in writing and promptly delivered personally or by facsimile, overnight courier or certified mail, return receipt requested, and addressed to the parties at the addresses set forth above.

14.	Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach.

MANAGEMENT AND TECHNOLOGY LICENSE AGREEMENT	-5-

15.	Parties Bound. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

16.	Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein.

17.	Paragraph Headings. All paragraph headings contained herein are for the purpose of convenience only and shall not limit or otherwise influence the interpretation or construction of this Agreement.

18.	Entire Agreement. This Agreement constitutes the sole and only agreement of the parties hereto with respect to the subject matter hereof and may not be amended except by the written agreement of the parties hereto.

19.	Governing Law. This Agreement, its validity, construction, and effect shall be governed by and constructed in accordance with the laws of the State of California applicable to contracts executed in California and wholly to be performed in California. In any action arising under this Agreement filed in state court, jurisdiction and venue will lie exclusively in the courts in Orange County, California.

[Signature Page Follows.]

MANAGEMENT AND TECHNOLOGY LICENSE AGREEMENT	-6-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.

ONESCREEN INC.

By:	/s/ Norman Brodeur
Norman Brodeur, Chief Executive Officer

CONSULTANT:

ADAPTIVE MEDIAS, INC.

By:	/s/ Qayed Shareef
Qayed Shareef, Chief Executive Officer

MANAGEMENT AND TECHNOLOGY LICENSE AGREEMENT	-7-

APPENDIX A

PROJECT OBJECTIVES

1. Consultant’s Tasks and Responsibilities. During the term of the Agreement, Consultant agrees to and shall:

•	Provide executive management oversight and strategic consultation to ONESCREEN’s chief executive officer regarding the day-to-day operation of the ONESCREEN business;

•	Perform ad server technology platform development to replace ONESCREEN’s third-party ad serving provider, AdGear; and

•	Provide general corporate strategy, business development, financial modeling, video content monetization, ad serving, and other advisory and consulting services.

2. ONESCREEN and Consultant will agree on any key deliverables that will be reviewed monthly.

MANAGEMENT AND TECHNOLOGY LICENSE AGREEMENT	-8-